UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2004

DDS TECHNOLOGIES USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15547	13-4253546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432

(Address of principal executive offices) (Zip Code)

561-750-4450

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 5.         Other Events.

                DDS Technologies USA, Inc. (the "Company") completed, on May 28, 2004, a private placement pursuant to which the company raised approximately $1.6 million in exchange for (i) the issuance of 490,439 shares of common stock of the Company and (ii) warrants providing the right to holders to purchase up to an additional 490,439 shares of common stock at $3.75 per share, exercisable until May 27, 2007.

Item 7.         Exhibits.

10.1	Securities Purchase Agreement by and between DDS Technologies USA, Inc. and the purchasers pursuant thereto, dated May 28, 2004.

10.2	Registration Rights Agreement by and between DDS Technologies USA, Inc. and the parties thereto, dated May 28, 2004.

10.3	Common Stock Purchase Warrant.

10.4	Press Release dated June 3, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS Technologies USA, Inc.

Date: June 3, 2004	By:	/s/ Joseph Fasciglione
Name: Joseph Fasciglione Title: Chief Financial Officer